Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2008

MENLO PARK, California, April 22, 2008 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2008.

For the quarter ended March 31, 2008, net income was $70.8 million or $.45 per share, on revenues of $1.23 billion. Net income for the prior year’s first quarter was $70.7 million or $.42 per share, on revenues of $1.10 billion.

Harold M. Messmer, Jr., chairman and chief executive officer of Robert Half International Inc., said: “Revenues and income per share for the first quarter of 2008 increased 12 percent and 8 percent, respectively, from the first quarter of last year.”

“We continued to see strong performance in international markets, where consolidated, constant currency revenues grew 20 percent over last year,” Messmer said. “Revenues from our U.S. operations grew 5 percent in the first quarter, led by our professional temporary and consulting divisions. Our staffing operations once again posted record revenues for the quarter.”

Messmer added: “We are pleased to report that Robert Half International received several accolades from the business press in the last 90 days, including again being named the top firm in our industry on Fortune magazine’s list of ‘America’s Most Admired Companies.’ We also ranked 17th on the ‘BusinessWeek 50’ list of best-performing S&P 500 companies for the second consecutive year. Earlier this month, Forbes named us one of just 130 ‘Global High Performers.’ RHI was the only staffing firm included on the BusinessWeek and Forbes lists.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 800-862-9098 (+1-785-424-1051 outside the United States) and the passcode is “Robert Half International.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on April 29. The dial-in number for the replay is 800-283-8486 (+1-402-220-0869 outside the United States). The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti® (www.protiviti.com), a leading independent internal audit and risk consulting firm. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals. The company has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward- looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; whether governments will impose additional regulations or licensing requirements on personnel services businesses in particular or on employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; and litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter Ended March 31,
	2008	2007
	(Unaudited)

Net service revenues	$1,225,990	$1,097,425
Direct costs of services	715,002	636,696

Gross margin	510,988	460,729

Selling, general and administrative expenses	394,431	348,379
Amortization of intangible assets	641	274
Interest income	(2,014)	(4,017)

Income before income taxes	117,930	116,093
Provision for income taxes	47,146	45,386

Net income	$70,784	$70,707

Diluted net income per share	$.45	$.42

Shares:
Basic	154,567	163,841
Diluted	156,398	168,883

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter Ended March 31,
	2008	2007
	(Unaudited)

REVENUES:
Accountemps	$467,419	$416,293
OfficeTeam	219,648	207,618
Robert Half Technology	111,206	98,852
Robert Half Management Resources	169,972	145,594
Robert Half Finance & Accounting	115,614	98,686
Protiviti	142,131	130,382

Total	$1,225,990	$1,097,425

GROSS MARGIN:
Temporary and consultant staffing	$355,364	$320,477
Permanent placement staffing	115,581	98,686
Risk consulting and internal audit services	40,043	41,566

Total	$510,988	$460,729

OPERATING INCOME:
Temporary and consultant staffing	$98,895	$87,797
Permanent placement staffing	17,137	20,112
Risk consulting and internal audit services	525	4,441

Total	$116,557	$112,350

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$641	$274
Depreciation expense	$17,610	$15,919
Capital expenditures	$16,427	$24,099
Open market repurchases of common stock (shares)	1,026	2,032

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2008	2007
	(Unaudited)

SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$356,064	$449,902
Accounts receivable, less allowances	$622,619	$561,112
Total assets	$1,526,358	$1,489,365
Current liabilities	$481,795	$430,024
Notes payable and other indebtedness, less current portion	$3,644	$3,825
Total stockholders’ equity	$1,027,297	$1,044,603

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